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                                                         EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


You Bet International, Inc.
Los Angeles, California

     We hereby consent to the use in the Company's Registration Statement on Form S-8 of our report dated March 26, 1998, except for Note 11, which is April 9, 1998, relating to the audit of the consolidated financial statements of You Bet International, Inc., which is contained in and incorporated by reference to the Annual Report on Form 10-KSB for the year ended December 31, 1997. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

                                             BDO Seidman, LLP


Los Angeles, California
May 6, 1998